UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2019

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K of Eagle Pharmaceuticals, Inc. (the “Company”) filed on February 20, 2015, the Company entered into an Exclusive License Agreement on February 13, 2015 (as amended, the “License Agreement”), with Cephalon, Inc. (“Cephalon”), a wholly-owned subsidiary of Teva Pharmaceutical Industries Ltd. (“Teva”) for U.S. and Canadian rights to develop, manufacture and commercialize BENDEKA™, the Company’s bendamustine hydrochloride rapid infusion product for treatment of patients with chronic lymphocytic leukemia and patients with indolent B-cell non-Hodgkin lymphoma. On October 12, 2015, with the Company’s consent, Cephalon assigned to Teva Pharmaceuticals International GmbH (“TPIG”) all of Cephalon’s rights and obligations under the License Agreement. The License Agreement was subsequently amended to expand the geographical scope of the rights granted under the original agreement to include territories outside the U.S. and Canada. In connection with the License Agreement, the Company has entered into a supply agreement with TPIG, as amended from time to time, pursuant to which the Company is responsible for supplying product to TPIG.

On April 13, 2019, the Company and TPIG entered into a Fourth Amendment (the “Amendment”) to the License Agreement, amending the terms of the License Agreement to increase the U.S. royalty paid to the Company and re-allocate certain litigation expenses. Pursuant to the Amendment, beginning on October 1, 2019, the Company’s royalty payment will increase from 25% to 30% of BENDEKA net United States sales, provided that BENDEKA’s orphan drug exclusivity has not been rescinded, withdrawn or waived by such date. The royalty rate will increase by one percentage point on each anniversary of October 1, 2019 until it reaches 32%, and it will remain at 32% thereafter. The Amendment also extends the U.S. royalty term for BENDEKA until it is no longer sold in the United States. The previous royalty term was set to expire in 2025. Pursuant to the Amendment, the Company has agreed to assume a portion of BENDEKA-related patent litigation expenses.

The foregoing summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company intends to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2019, or as an exhibit to an amendment to this Current Report on Form 8-K, portions of which will be subject to a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 7.01              Regulation FD Disclosure

On April 15, 2019, the Company issued a press release announcing the Amendment, a copy of which press release is attached hereto as Exhibit 99.1. The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of this Current Report on Form 8-K, including statements concerning the Company’s collaboration with Teva, the performance of the Company’s marketed products, including BENDEKA, whether the Company and Teva will successfully perform their respective obligations under the Licensing Agreement, the outcome of any patent litigation involving BENDEKA, and any statements of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, such expectations or any of the forward-looking statements may prove to be incorrect and actual results could differ materially from those projected or assumed in the forward-looking statements. Any forward-looking statements are subject to inherent risks and uncertainties, including, but not limited to, the risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements and reasons why results may differ included in this report are made as of the date hereof and the Company does not intend to update any forward-looking statements except as required by law or applicable regulations.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated as of April 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: April 15, 2019

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer